Exhibit 23.2






                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-12207, 33-58500 and 33-63917) of First Empire State Corporation of our report dated January 10, 1996, except as to Note 9, which is as of February 13, 1996, appearing on page 54 of this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in Registration Statements (Nos. 33-12207 and 33-58500).





/s/ PRICE WATERHOUSE LLP

Buffalo, New York
March 12, 1996